Exhibit 3.131

BY-LAWS OF DESERT PALACE, INC.

ARTICLE I

IDENTIFICATION

Section 1. Name. The name of the Corporation is DESERT PALACE, INC. (hereinafter referred to as the “Corporation”).

Section 2. Principal Office. The address of the principal office of the Corporation is 3570 Las Vegas Boulevard South, Las Vegas, Nevada.

Section 3. Seal. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. The seal shall have thereon the following wording:

DESERT PALACE, INC.

1964

NEVADA

Section 4. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December of the same year.

ARTICLE II

CAPITAL STOCK

Section 1. Certificates Representing Shares. Each holder of any class of the Capital Stock of the Corporation shall be entitled to a certificate signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, and sealed with the seal of the Corporation, certifying the number of shares of such class owned by him in the Corporation. Stock certificates of each class shall be numbered in consecutive order and shall be in such form as shall be approved by the Board of Directors.

Section 2. Transfer of Stock. The shares of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness.

Section 3. Lost, Stolen, Mutilated or Destroyed Certificates. The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, but the Board of Directors may require the owner of such lost, stolen, mutilated or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft, mutilation or destruction and to give a bond in such form and substance and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft, mutilation or destruction of such certificate. But the Board of Directors may, in its discretion, refuse to issue any new certificate or certificates except upon the Order of some Court having jurisdiction in such matters.

ARTICLE III

THE STOCKHOLDERS

Section 1. Place of Meeting. All meetings of the stockholders of the Corporation of all classes shall be held at the principal office of the Corporation in Las Vegas, Nevada, except in cases where the notice of said meeting designates some other place.

Section 2. Annual Meeting. The annual meeting of the stockholders of all classes shall be held at 10:00 a.m. on the first Tuesday in June in each year, if such day is not a legal holiday, and if a holiday, then on the first following Tuesday that is not a legal holiday. Such annual meetings shall be general meetings open for the transaction of any business within the powers of the Corporation without special notice of such business except in any case in which special notice is required by statute, by the charter or by the By-Laws.

Section 3. Special Meetings. Special meetings of the stockholders may be called by the President, or by a majority of the Board of Directors, or by any two holders of shares of Class 3 Voting Common Stock, upon ten days prior notice as hereinafter provided.

Section 4. Record Dates. The Board of Directors are authorized and empowered to fix a date from time to time for determining the stockholders entitled to dividends, or the allotment of rights, and only such stockholders of record at the close of business on such date shall be entitled to such dividends or rights as the case may be. No such date shall be in excess of 30 days nor less than 10 days preceding the date for the payment of such dividends or the allotment of such rights.

Section 5. Notice of Meetings - Waiver. Written or printed notice, stating the place, day and hour of the meetings, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Waiver by a stockholder in writing of notice of a stockholders’ meeting, signed by him, whether before or after the time of such meeting, shall be equivalent to the giving of such notice.

Section 6. List of Stockholders. At each meeting of stockholders, a full, true and complete list in alphabetical order, of all stockholders of every class entitled to vote at such meeting, certifying the number of shares held by each shall be furnished by the Secretary.

Section 7. Voting at Meetings.

(a) Voting Rights. Every holder of shares of Class B Voting Common Stock shall be entitled to one vote in person or by proxy for each share of such stock standing in his name on the books of the Corporation. The Board of Directors shall be elected by the Class B Voting Common stockholders at each annual meeting, or at any special meeting called for such purpose.

(b) Quorum. The presence of the holders of a majority of the shares of Class B Voting Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. In the absence of a quorum, the Class B Voting Common stockholders present in person or by proxy at any such meeting may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until the quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

(c) Proxies. A Class B Voting Common stockholder may vote either in person or by proxy executed in writing by the stockholder, or by his duly authorized attorney in fact.

ARTICLE IV

THE BOARD OF DIRECTORS

Section 1. Number and Qualifications. The business and affairs of the Corporation except as hereinafter provided shall be managed by a board of one (1) director who does not need to be a resident of the State of Nevada or a stockholder of the Corporation. The number of directors may be increased to not more than thirteen (13) by decision of the Board of Directors in the manner hereinafter provided.

Section 2. Election. At each annual meeting or special meeting, the Class B Voting Common stockholders shall elect directors as provided in Article III, Section 7(a) of these By-Laws. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified.

Section 3. Vacancies. Any vacancy occurring in the Board of Directors shall be filled by action of the Board of Directors in the manner hereinafter provided. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 4. Place of Meetings. Meetings of the Board of Directors of the Corporation, regular or special, except as hereinafter provided, may be held either within or without the State of Nevada.

Section 5. Annual Meetings. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders at the place where the annual meeting of the stockholders has been held for the purpose of organization, election of officers, and consideration of any other business that may be properly brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meetings shall be necessary.

Section 6. Other Meetings. Other meetings of the Board of Directors may be held upon notice by letter, telegram, cable or radiogram, delivered for transmission not later than during the third day immediately preceding the day for such meeting, or by word of mouth, telephone, or radiophone received not later than during the second day immediately preceding the day for such meeting, upon the call of the President or Secretary of the Corporation, at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and shall be equivalent to the giving of such notice. Attendance of a director at such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice, or the waiver of notice, of such meeting.

Section 7. Quorum. A majority of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present and voting at a meeting at which a quorum is present shall be the act of the Board of Directors.

ARTICLE V

THE OFFICERS

Section 1. Number. The principal officers of the Corporation shall consist of the Chairman of the Board, the President, Senior Vice Presidents, Vice Presidents, the Secretary and the Treasurer. The Board of Directors may also elect such assistant officers and agents as it deems necessary.

Section 2. General Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in the Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with the Bylaws.

Section 3. Election, Term of Office and Qualification. The officers shall be chosen annually by the Board of Directors at its annual meeting, or as soon after such annual meeting as may conveniently be possible, or at any special meeting called for such purpose. Each officer shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner provided in Section 4.

Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President or Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to take it effective.

Section 6. Vacancies. Any vacancy in any office because of death, resignation, removal, or any other cause, shall be filled for the unexpired portion of the term by the Board of Directors.

Section 7. The Chairman of the Board. The Chairman of the Board, who shall be chosen from among the directors, shall preside at all meetings of the Board of Directors and stockholders and shall, in general, perform all duties incident to the office of the Chairman of the Board, and such other duties as, from time to time, may be assigned to him by the Board of Directors.

Section 8. The President. The President shall be entrusted with and shall discharge all the duties which devolve upon the executive officer of a corporation. The President shall have active executive management of the operations of the Corporation. He shall, in general, perform all duties incident to the office of President and such other duties as, from time to time, may be assigned to him by the Board of Directors.

Section 9. The Vice-President. The Vice-President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as the By-Laws may require or the Board of Directors may prescribe.

Section 10. The Secretary. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the stockholders and the Board of Directors; shall see that all notices are duly given in accordance with the provision of the By-Laws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of the By-Laws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned by the Board of Directors or by the President.

Section 11. The Treasurer. The Treasurer shall be the financial officer, of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties as, from time to time, may be assigned to him by the Board of Directors or by the

President. The Treasurer shall render to the President and the Board of Directors, whenever the same shall be required, an account of all his transactions as Treasurer and of the financial conditions of the Corporation. He shall, if required, by the Board of Directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatsoever kind in his possession or under his control belonging to the Corporation.

Section 12. Subordinate Officers. The subordinate officers shall consist of such other officers and assistant officers and agents as may be deemed necessary and elected or appointed by the Board of Directors. Each such subordinate officer shall hold office for such period and shall have such powers and perform such duties, as from time to time, may be conferred or prescribed by the Board of Directors or the President of the Corporation.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1. Indemnity of Directors and Officers. Each director and each officer of the Corporation shall, subject to the conditions herein, set forth, be indemnified by the Corporation against expenses (excluding, however, any amount paid in settlement) actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a director or officer of the Corporation (whether or not he continues to be a director or officer at the time of incurring such expense), except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director or officer. The Corporation shall not, however, take action so to indemnify any such director or officer unless and until indemnification shall have been approved (a) by resolution approved by the Board of Directors at a meeting thereof, and (b) by resolution duly approved at a meeting of the stockholders, annual or special, in connection with which notice was given of such proposed action. Such right of indemnification shall, not be deemed exclusive of any other rights to which such director or officer may be entitled as a matter of law or otherwise.

Section 2. Checks. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed and countersigned by such officers and agents as may be designated by resolution of the Board of Directors. Signatures of authorized officers or agents on payroll checks only may be made on a check signing machine or mechanism.

Section 3. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatsoever kind in his possession or under his control belonging to the Corporation.

Section 4. Annual Reports. The President of the Corporation or such executive officer as may be designated by the Board of Directors, shall prepare annually a full and true statement of the affairs of the Corporation, which shall be submitted at the annual meeting of stockholders and filed thereafter at the principal office of the Corporation.

ARTICLE VII

AMENDMENTS

The power to alter, amend or repeal the By-Laws, or adopt new By-Laws, is vested in the Board of Directors.